UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	November 2, 2005

Hythiam, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-31932	88-0464853
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

11150 Santa Monica Boulevard, Suite 1500, Los Angeles, California		90025
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(310) 444-4300

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On November 2, 2005, Hythiam, Inc. entered into a firm underwriting agreement with UBS Securities LLC and First Albany Capital. The underwriters agreed to purchase 8,000,000 shares of our common stock at a purchase price of $4.4175 per share. We granted the underwriters an option to purchase an additional 1,200,000 shares of common stock at the same price solely for the purpose of covering over-allotments. Our company is subject to a 90-day lock-up period during which time we are unable to sell any new securities in a private or public offering. A copy of the underwriting agreement is included as Exhibit 1.1 and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On November 3, 2005, Hythiam, Inc. issued a press release announcing that the company is selling shares of common stock in an underwritten public offering at $4.75 per share. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

On November 8, 2005, the company closed the transactions described above, issued 8,000,000 shares of its common stock, and received payment therefor from the underwriters of approximately $35,340,000.

Except as required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01 Financial Statements and Exhibits.

(b) Exhibits

1.1 Underwriting Agreement, dated November 2, 2005
99.1 Press Release, dated November 3, 2005

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Hythiam, Inc.

November 8, 2005	By:	/s/ Chuck Timpe

Name: Chuck Timpe
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

1.1	Underwriting Agreement, dated November 2, 2005
99.1	Press release dated November 3, 2005.